Exhibit 99.5
AMENDMENT TO CONFIRMATION
     THIS AMENDMENT (this “Amendment”) is made as of January 24, 2008, between Wells Fargo Bank, National Association (“Dealer”) and National City Corporation (“Issuer”).
     WHEREAS, Dealer and Issuer are parties to a Confirmation dated as of January 23, 2008 (the “Confirmation”) evidencing an Issuer Warrant Transaction (Ref. No. OTC012408202C);
     WHEREAS, the parties wish to amend the Confirmation on the terms and conditions set forth in this Amendment;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree as follows:
     Section 1. Terms Used but Not Defined Herein. Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.
     Section 2. Amendment to the Confirmation.
(a)	The “Premium” under the Confirmation shall be USD 75,325,000. For the avoidance of doubt, the Premium per Warrant set forth in the Confirmation shall remain unchanged.

(b)	The “Number of Warrants” under Annex A shall be 844,465 for Components 1 through 22 and 844,466 for Components 23 through 90.

(c)	Section 8(e) of the Confirmation is amended by replacing the reference to “132,177,250” with “152,003,836”.
     Section 3. Representations and Warranties.
     Issuer represents and warrants to Dealer as follows:
(a)	On the date of this Amendment, (A) none of Issuer or any of its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) the registration statement filed by Issuer with the Securities and Exchange Commission (“SEC”) that became effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), including all the documents filed by Issuer pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)	Issuer is not entering into this Amendment to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(c)	The representations and warranties of Issuer set forth in Section 3 of the Agreement and Section 7 of the Confirmation are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein.
     Section 4. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.

     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
     Section 6. Governing Law. This Amendment shall be governed by the laws of the State of New York (without reference to its choice of law doctrine, other than Title 14 of the New York General Obligations Law).
     Section 7. Effectiveness of Confirmation. Except as amended hereby, all the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ GORDY HOLTERMAN

Authorized Signatory

Agreed and accepted by:

NATIONAL CITY CORPORATION

By:	/s/ THOMAS A. RICHLOVSKY

Name:	Thomas A. Richlovsky
Title:	Senior Vice President & Treasurer